                                                                      EXHIBIT 99

                             STOCK OPTION AGREEMENT

    This STOCK OPTION AGREEMENT (this "Agreement") dated as of April 26, 1994, implements the conversion of options to purchase (each a "Republic Option") shares of common stock, $0.01 par value per share, of Republic Pictures
Corporation ("Republic") held by                   ("Optionee") into options  to
purchase shares of common stock, $0.10 par value per share (the "Common Stock") of Spelling Entertainment Group Inc. (the "Company") pursuant to that certain Agreement and Plan of Merger, dated as of December 8, 1993, by and among the Company, Republic and DE Acquisition Corporation.

    The Company and Optionee agree as follows:

        1. CONVERSION OF OPTIONS AND EXERCISE PRICE. Optionee's Republic Options have been converted into, and the Company hereby grants to Optionee, the Spelling Options set forth on Annex A to this Agreement (each a "Spelling Option") at the exercise price per share set forth on Annex A. Optionee's Republic Options are hereby terminated and no longer represent the right to purchase shares of the common stock of Republic.

        2.  EXERCISE OF OPTIONS.

           (a) The Spelling Options are fully vested and may be exercised in whole or part, before the expiration date set forth on Annex A (the "Expiration Date").

           (b) Optionee may exercise the Spelling Options by delivering or mailing to the Company, Attention: Corporate Secretary, a notice of exercise, in the form attached hereto as Annex B, specifying therein the number of shares of Common Stock he has elected to purchase, accompanied by (i) payment by a certified or cashier's check, or other form of payment acceptable to the Company in its sole discretion, payable to the order of the Company for the purchase price per share multiplied by the number of shares to be purchased and (ii) if required, the letter described in Paragraph 7. No partial exercise of a Spelling Option may be for less than One Hundred (100) shares and, in no event, shall the Company be required to issue fractional shares.

        3. TERMINATION. The unexercised portion of the Spelling Options shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

           (a) The Expiration Date;

           (b) The expiration of thirty (30) days from the date of termination of Optionee's employment with the Company or its subsidiary corporations (other than a termination described in subparagraphs (d) and (e) below or on account of death); provided that if Optionee shall die during such thirty (30) day period, the provisions of subparagraph (c) below shall apply;

           (c) The expiration of one (1) year following the date of Optionee's death, if such death occurs during Optionee's employment with the Company or its subsidiary corporations;

           (d) The expiration of one (1) year from the date of termination of Optionee's employment with the Company or its subsidiary corporations if such termination is attributable to a disability of Optionee within the meaning of Section 22(e)(3) of the Internal Revenue Code. The Board of Directors of the Company (the "Board") shall have the right to determine whether Optionee's termination is attributable to a disability of Optionee within the meaning of Section 22(e)(3) of the Internal Revenue Code, such determination of the Board to be final and conclusive; and

           (e)  The termination of Optionee's employment with the Company or its
       subsidiary  corporations   if   such  termination   constitutes   or   is
       attributable to a breach by Optionee of his
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       employment  agreement  with  the  Company,  if  any,  or  if  Optionee is discharged for cause. The Board shall have the right to determine whether Optionee has been discharged for cause and the date of such discharge; such determination of the Board to be final and conclusive.

    Nothing contained herein shall confer upon Optionee any right to continue in the employ of the Company or its subsidiary corporations, nor limit in any way the right of the Company or its subsidiary corporations to terminate his employment at any time.

        4.    COVENANTS  OF  THE COMPANY.    The  Company  represents, warrants,
    covenants and agrees as follows:

           (a) The Company has the full corporate power and authority to enter into this Agreement and to issue the Spelling Options. The execution and delivery of this Agreement and the issuance of the Spelling Options have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable against the Company in accordance with the terms hereof. The shares of Common Stock issuable upon exercise of the Spelling Options, when issued in accordance with the terms of this Agreement, will constitute duly authorized and issued, fully paid and nonassessable shares of Common Stock. Such shares have been duly reserved for issuance upon exercise of the Spelling Options.

           (b) The Company will at all times until the Expiration Date reserve and keep available, free from preemptive rights (other than preemptive rights in favor of the Company), out of its authorized but unissued capital stock (or capital stock held in treasury), a number of shares of Common Stock equal to the total number of shares of Common Stock issuable upon exercise of the Spelling Options.

        5. NON-ASSIGNABILITY. The Spelling Options and the rights and privileges granted hereby shall not be transferred other than by will or by the laws of descent and distribution. Upon any attempt to transfer a Spelling Option other than by will or by the laws of descent and distribution contrary to the provisions hereof, the Spelling Option and said rights and privileges shall immediately become null and void.

        6. ADJUSTMENTS. In the event that the shares of Common Stock subject to the Spelling Options shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason or merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise) or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each share of stock of the Company theretofore appropriated or thereafter subject to the Spelling Options the number and kind of shares of stock or other securities into which each outstanding share of stock of the Company shall be so changed, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be. The Spelling Options shall also be appropriately amended as to price and other terms as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding shares of stock of the Company subject to the Spelling Options, or of any stock or other securities into which such stock shall have been changed, or for which it shall have been exchanged, then if the Board, in its sole discretion, determines that such change equitably requires an adjustment in the Spelling Options, such adjustments shall be made in accordance with such determination.

    Fractional shares resulting from any adjustment in the Spelling Options pursuant to this Paragraph 6 shall be eliminated. Notice of any adjustment shall be given by the Company to Optionee, such adjustment (whether or not such notice is given) to be final and conclusive for all purposes hereof.

    The Board shall have the power, in the event of any merger or  consolidation
of   the  Company  with  or  into  any  other  corporation,  or  the  merger  or consolidation of any other corporation into the Company, to amend the Spelling Options to terminate the Spelling Options as of the effectiveness of the merger or consolidation. If the Board shall exercise such power, the Spelling Options shall be deemed to terminate upon such effectiveness.
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        7.  SECURITIES LAW.  The Spelling Options and the shares of Common Stock subject to this Agreement have not been qualified under the California Corporate Securities Law of 1968. Optionee represents that he is acquiring the Spelling Options for his own account and not with a view to or for sale in connection with any distribution thereof. If the shares of Common Stock subject to the Spelling Options are not registered under the Securities Act of 1933, as amended (the "Act"), Optionee agrees that he will take any shares of Common Stock acquired pursuant to the exercise hereof in good faith for purposes of investment and without a view to any distribution thereof in violation of the Act and the rules and regulations promulgated thereunder. Optionee understands that the Company will be relying upon the truth and accuracy of this representation in issuing the Common Stock without first registering the issuance thereof under the Act. Optionee acknowledges that he is aware that if the Common Stock issuable upon exercise hereof is not registered under the Act, that such Common Stock will not be freely tradeable and must be held by him indefinitely or until such time, if any, as herein provided and until such Common Stock is either registered under the Act or transfers may be made pursuant to an exemption from such registration as is accorded by the Act or the rules and regulations promulgated thereunder. In this regard, Optionee acknowledges that he is also aware that, if the exemption under Rule 144 of the rules and regulations promulgated under the Act remains applicable to the Common Stock, shares of the Common Stock may be sold pursuant to said Rule only (i) following the filing of reports by the Company under the Securities Exchange Act of 1934, (ii) after a minimum holding period of two (2) years (as computed in accordance with said Rule), and (iii) thereafter, only in limited amounts in the manner prescribed in said Rule.

    Optionee agrees that, at the time of any exercise hereunder, if the shares of Common Stock being issued are not registered under the Act, he will provide the Company with a letter embodying the aforementioned expressions of understanding and intent and agrees that any shares issued to him following the exercise of any Spelling Option arising hereunder may bear such restrictive legend as the Company may deem necessary to reflect the status of such shares under the Act. Before consenting to the removal and such legend and the transfer of any such shares, the Company may insist upon the delivery to it of an opinion from counsel, satisfactory to it, that the contemplated transfer does not constitute a violation of the Act.

        8. RIGHTS AS A SHAREHOLDER. Neither Optionee nor any other person legally entitled to exercise the Spelling Options shall be entitled to any of the rights or privileges of a shareholder of the Company in respect to any shares issuable upon any exercise of the Spelling Options unless and until a certificate or certificates representing such shares shall have been actually issued and delivered to him.

        9. NOTICES. Whenever under this Agreement notice is required to be given in writing, it shall be deemed to have been duly given if delivered, or mailed by registered or certified mail, prepaid, to the Company at the address set forth below or to Optionee at the address set forth on the last page hereof (or to such other address as either party shall have indicated to the other party by notice in accordance with this Paragraph):

           Company:  Spelling Entertainment Group Inc.
                      One Blockbuster Plaza
                      Fort Lauderdale, Florida 33301
                      Attention: Corporate Secretary

        10. BENEFIT. Except as otherwise specifically provided herein, this Agreement shall be binding upon and shall operate for the benefit of the Company, its successors and assigns, and Optionee and the legal representative of his estate or the person or persons who shall acquire the right to exercise the Spelling Options by bequest or inhertitance or by reason of the death of Optionee.

        11.    GOVERNING LAW.   This  Agreement and  any rights  and obligations
    arising hereunder shall be construed in accordance with the laws of the State of California.
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        12.   ENTIRE AGREEMENT.  This  Agreement represents the entire agreement between the parties hereto regarding options on the Company's Common Stock and supersedes Optionee's Republic Options and any and all previously written or oral agreements or discussions between the parties and any other person or legal entity concerning the transactions contemplated herein.

        13. CONSTRUCTION. The headings of the Paragraphs are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. If any of the provisions of this Agreement shall be unlawful, void or for any reason unenforceable, they shall be deemed separable from, and shall in no way affect the validity or enforceability of, the remaining provisions of this Agreement.

        14. INTERPRETATION. In interpreting any provision of this Agreement, the masculine shall include the feminine and neuter, and vice versa and the singular shall include the plural, and vice versa.

    IN WITNESS WHEREOF, the parties have executed this Stock Option Agreement the day and year first above written.

OPTIONEE                                       SPELLING ENTERTAINMENT GROUP INC.
- --------------------------------------------   By: ----------------------------------------
Address for Notice to Optionee:
- --------------------------------------------
- --------------------------------------------
- --------------------------------------------

                                    ANNEX A

Name of Optionee: ________________________________________________

                                SPELLING OPTIONS

                            EXERCISE
                              PRICE
    NUMBER OF SHARES        PER SHARE        EXPIRATION DATE
- ------------------------  -------------  -----------------------

                                    ANNEX B

                               NOTICE OF EXERCISE

TO: Spelling Entertainment Group Inc.
    One Blockbuster Plaza
    Fort Lauderdale, Florida 33301
    Attention: Thomas W. Hawkins

    The  undersigned, Optionee under the attached Stock Option Agreement, hereby
(i) irrevocably exercises his right to purchase       shares of the Common Stock
of Spelling Entertainment Group Inc. represented by said Stock Option Agreement,
(ii) makes payment in cash/by certified or cashier's check, or other form of payment acceptable to the Company in its sole discretion, in the amount of
$         for payment of the purchase  price for such shares and (iii)  requests that a stock certificate for such shares be issued in the name of and delivered to the undersigned.

Dated:                             ---------------------------------------------
- ------------------------, 1994